Exhibit 23.1



   INDEPENDENT AUDITORS' CONSENT


   We consent to the incorporation by reference in this Registration Statement of Universal Foods Corporation on Form S-8 of our reports dated November 14, 1996 and March 20, 1997, appearing in the Annual Report on Form 10-K of Universal Foods Corporation for the year ended September 30, 1996 and in the Annual Report on Form 11-K of Universal Foods Corporation Savings Plan for the year ended September 30, 1996, respectively.


   /s/ Deloitte & Touche LLP

   Deloitte & Touche LLP
   September 16, 1997
   Milwaukee, Wisconsin